UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 10, 2016

UDR, Inc.

(Exact name of registrant as specified in its charter)

Maryland (UDR, Inc.)	1-10524	54-0857512
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado		80129
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 283-6120
Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

Appointment of Principal Accounting Officer

On March 10, 2016, the Board of Directors of UDR, Inc. (the "Company") appointed Shawn G. Johnston, age 36, to serve as Vice President - Chief Accounting Officer (Principal Accounting Officer) of the Company, effective immediately. Mr. Johnston joined the Company in September 2013 as the Vice President - Controller. Mr. Johnston previously served as Chief Accounting Officer at American Residential Communities from 2010 to 2013. Prior to that, he was a Senior Manager in the audit and assurance practice for Ernst & Young LLP, specializing in real estate. Mr. Johnston is a Certified Public Accountant and a graduate of the University of Denver.

Mr. Johnston will serve as Vice President - Chief Accounting Officer at the discretion of the Company’s Board of Directors. No family relationship exists between Mr. Johnston and any of the Company’s directors or executive officers. The Company has not entered into any new compensation arrangements with Mr. Johnston in connection with his appointment as Vice President - Chief Accounting Officer. Mr. Johnston is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

After four years as the principal accounting officer of the Company, Mark A. Schumacher will move into a Senior Vice President role with a wide range of responsibilities including general corporate initiatives, compliance matters, and compensation programs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UDR, Inc., a Maryland corporation

Date: March 10, 2016	By:	/s/ Warren L. Troupe
Name: Warren L. Troupe
Title: Senior Executive Vice President